UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 22, 2026

 Progress Software Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-19417	04-2746201
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15 Wayside Road, Suite 400, Burlington, Massachusetts	01803
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (781) 280-4000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

EXPLANATORY NOTE

Progress Software Corporation (the "Company") is filing this Form 8-K/A as an amendment to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the "SEC") on September 22, 2026 (the "Original Filing"). As disclosed in the Original Filing, the Company completed its previously announced purchase of substantially all of the assets and employees of Domo, Inc., a Delaware corporation ("Domo"), excluding Domo's net operating loss carryforwards, and assumption of certain liabilities of Domo on September 22, 2026, pursuant to the terms of that certain Asset Purchase Agreement dated as of July 22, 2026 (the "Purchase Agreement"), by and between the Company and Domo.

This amendment to the Original Filing is being filed for the purpose of satisfying the Company's obligation to file the financial statements and pro forma financial information relating to the Domo acquisition pursuant to Item 9.01 of Form 8-K. This amendment should be read in conjunction with the Original Filing. Except as set forth herein, no modifications have been made to information contained in the Original Filing, and the Company has not updated any information contained therein to reflect events that have occurred since the date of the Original Filing.

Item 9.01. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Incorporated by reference into this Current Report on Form 8-K/A are: (i) as Exhibit 99.1, the audited consolidated financial statements of Domo as of January 31, 2025 and 2026, and for each of the three fiscal years in the period ended January 31, 2026, together with the notes related thereto and the Report of Independent Registered Public Accounting Firm thereon, and (ii) as Exhibit 99.2, the interim unaudited condensed consolidated financial statements of Domo as of July 31, 2026 and for the three and six months ended July 31, 2026, together with the notes related thereto. Filed herewith as Exhibit 23.1 is the consent of Ernst & Young LLP, independent registered public accounting firm of Domo.

(b) Pro Forma Financial Information

The Company is also filing the unaudited pro forma condensed combined financial information and explanatory notes as of May 31, 2026, and for the six months ended May 31, 2026, and for the year ended November 30, 2025, which give effect to the acquisition of Domo and the financing in respect thereof, as more fully set forth in such pro forma financial information. The unaudited pro forma condensed combined financial information, together with the notes related thereto, are filed as Exhibit 99.3 and are incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of Domo.
99.1
Audited Consolidated Financial Statements of Domo as of January 31, 2025 and 2026, and for each of the three fiscal years in the period ended January 31, 2026, together with the notes related thereto and the Report of Independent Registered Public Accounting Firm thereon (incorporated by reference to pages 72 through 105 of Domo's Annual Report on Form 10-K for the fiscal year ended January 31, 2026 (SEC File No. 001-38553), filed with the SEC on April 16, 2026.

99.2
Unaudited Condensed Consolidated Financial Statements of Domo as of July 31, 2026 and for the three and six months ended July 31, 2026, together with the notes related thereto (incorporated by reference to pages 1 through 33 of Domo's Quarterly Report on Form 10-Q for the six months ended July 31, 2026 (SEC File No. 001-38553), filed with the SEC on September 3, 2026.

99.3
Unaudited Pro Forma Condensed Combined Financial Information of Progress Software Corporation and Domo as of May 31, 2026, and for the six months ended May 31, 2026, and for the year ended November 30, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	October 29, 2026	Progress Software Corporation

		By:	/s/ YUFAN STEPHANIE WANG
YuFan Stephanie Wang
Chief Legal Officer and Corporate Secretary